                                                                 EXHIBIT 99.1(c)


                     MERRILL LYNCH RETIREMENT SERIES TRUST

                           Certification of Amendment
                            To Declaration of Trust
                                      and
                    Establishment and Designation of Classes


     The undersigned, constituting a majority of the Trustees of Merrill Lynch Retirement Series Trust (the "Trust"), a Massachusetts business trust, hereby certify that the Trustees of the Trust have duly adopted the following amendments, as approved by a majority of the shareholders of the Trust, to the Trust's Declaration of Trust.

Voted: That Section 1.2 of Article I of the Declaration be, and it hereby is, amended in its entirety to read as follows:

          1.2  Definitions.  As used in this Declaration, the following terms
               -----------
     shall have the following meanings:

          The terms "Affiliated Person", "Assignment", "Commission", "Interested
                     -----------------    ----------    ----------    ----------
     Person", "Majority Shareholder Vote" (the 67% or more than 50% requirement
     ------    -------------------------
     of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them
                      ---------------------
     in the 1940 Act.

          "Declaration" shall mean this Declaration as amended from time to
           -----------
     time.  References in this Declaration to "Declaration", "hereof", "herein"
                                               -----------    ------    ------
     and "hereunder" shall be deemed to refer to the Declaration rather than the
          ---------
     article or section in which such words appear.

          "Fundamental Policies" shall mean the investment restrictions set
           --------------------
     forth in the Prospectus of any Series and designated as fundamental policies therein.

          "Person" shall mean and include individuals, corporations,
           ------
     partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Prospectus" shall mean the currently effective Prospectus of any
           ----------
     Series of the Trust under the Securities Act of 1933, as amended, including the Statement of Additional Information incorporated by reference therein.

          "Series" shall mean the separate series that may be established and
           ------
     designated pursuant to Section 6.2.

          "Shareholders" shall mean as of any particular time all holders of
           ------------
     record of outstanding Shares at such time.

          "Shares" shall mean the equal proportionate transferable units of
           ------
     interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. As provided in Article VI hereof, a Series of the Trust may issue separate classes of Shares; all references to Shares shall be deemed to be Shares of any or all Series or a single class of a Series or all classes of a Series as the context may require.

          "Trustees" shall mean the signatories to this Declaration, so long as
           --------
     they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, are herein referred to as the "Trustees", and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

          "Trust Property" shall mean as of any particular time any and all
           --------------
     property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees.

          The "1940 Act" refers to the Investment Company Act of 1940, as
               --------
     amended from time to time, and shall include the rules and regulations and any relevant order of exemption promulgated thereunder by the Securities and Exchange Commission.

VOTED: That Section 6.2 of Article VI of the Declaration of Trust be, and it hereby is, amended in its entirety to read as follows:

     6.2. Series Designation.  The Trustees, in their discretion from time to
          ------------------
time, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Trustees; provided that all Shares shall be identical except that there may be variations between different Series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be shares of any or all Series as the context may require.

     The Trustees, in their discretion from time to time without a vote of the Shareholders, may divide the shares of beneficial interest of any Series into classes. In such event, each class of a Series shall represent interests in the Trust Property of a Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that expenses related directly or indirectly to the distribution of the Shares of a class of a Series may be borne solely by such class (as shall be determined by the Trustees) and, as provided in Section 10.1, a class of a Series may have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class. The bearing of such expenses solely by a class of Shares of a Series shall be appropriately reflected (in the manner determined by the Trustees) in the net asset value, dividend and liquidation rights of the Shares of such class of a Series. The division of the Shares of a Series into classes and the terms and conditions pursuant to which the Shares of the classes of a Series will be issued must be made in compliance with the 1940 Act. No division of Shares of a Series into classes shall result in the creation of a class of Shares having a preference as to dividends or distributions or a preference in the event of any liquidation, termination or winding up of the Trust. The Trustees may provide that Shares of a class will be exchanged for Shares of another class without any act or deed on the part of the holder of Shares of the class being exchanged, whether or not Shares of such class are issued and outstanding, all on terms and conditions as the Trustees may specify. The Trustees may redesignate a class or Series of Shares of beneficial interest or a portion of a class or Series of Shares of beneficial interest whether or not shares of such class or Series are issued and outstanding, provided that such redesignation does not substantially adversely affect the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such issued and outstanding Shares of beneficial interest.

     If the Trustees shall divide the Shares into two or more Series, the following provisions shall be applicable:

     (a) The number of Shares of each Series and of each class of a Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

     (b) The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by Section 3.2 of this Declaration.

     (c) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (d) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series only and all expenses, costs, charges and reserves attributable to that Series and shall not be charged with the liabilities, expenses, costs, charges and reserves attributable to other Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (e) The power of the Trustees to pay dividends and make distributions with respect to any one or more Series shall be governed by Section 9.2 of this Declaration. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses related directly or indirectly to the distribution of Shares of a class of such Series.

     The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

VOTED: That Section 6.3 of Article VI of the Declaration of Trust be, and it hereby is, amended in its entirety to read as follows:

     6.3. Rights of Shareholders.  The ownership of the Trust Property of every
          ----------------------
description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares with respect to a particular Series, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 11.4 and except as may be specified by the Trustees in connection with the division of shares into classes or the redesignation of classes or portions of classes in accordance with Section 6.2).

VOTED: That Sections 9.1, 9.2 and 9.4 of Article IX of the Declaration of Trust be, and they hereby are, amended in their entirety to read as follows:

     9.1. Net Asset Value.  The net asset value of each outstanding Share of
          ---------------
each Series of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act, with respect to each Series. The method of determination of net asset value of Shares of each class of a Series shall be determined by the Trustees and shall be as set forth in the Prospectus with respect to the applicable Series with any expenses being borne solely by a class of Shares being reflected in the net asset value of such Shares. The power and duty to make the daily calculations for any Series may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     9.2. Distributions to Shareholders.  The Trustees shall from time to time
          -----------------------------
distribute ratably among the Shareholders of any Series such proportion of the net profits, surplus (including paid-in-surplus), capital, or assets with respect to such Series held by the Trustees as they deem proper with any expenses being borne solely by a class of Shares of any Series being reflected in the net profits or other assets being distributed to such class. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series additional Shares of such Series issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate for such Series.

     Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

     9.4. Power to Modify Foregoing Procedures.  Notwithstanding any of the
          ------------------------------------
foregoing provisions of this Article IX, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's shares or net income, or the declaration and payment of dividends and distributions as they deem necessary or desirable or to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or hereafter amended or modified.

VOTED: That Sections 10.1 and 10.2 of Article X of the Declaration of Trust be, and they hereby are, amended in their entirety to read as follows:

     10.1.  Voting Powers.  The Shareholders shall have power to vote (i) for
            -------------
the removal of Trustees as provided in Section 2.3; (ii) with respect to any advisory or management contract of a Series as provided in Section 4.1; (iii) with respect to the amendment of this Declaration as provided in Section 11.3;
(iv) with respect to such additional matters relating to the Trust as may be required or authorized by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust; and (v) with respect to such additional matters relating to the Trust as may be properly submitted for Shareholder approval. If the Shares of a Series shall be divided into classes as provided in Article VI hereof, the Shares of each class shall have identical voting rights except that the Trustees, in their discretion, may provide a class of a Series with exclusive voting rights with respect to matters related to expenses being borne solely by such class whether or not Shares of such class are issued and outstanding.

     10.2.  Meetings of Shareholders.  Special meetings of the Shareholders may
            ------------------------
be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders of any Series holding in the aggregate not less than 10% of the outstanding Shares of such Series having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of one-third of the outstanding Shares of each Series present in person or by proxy shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting of a particular Series, the affirmative vote of a majority of the Shares of each Series represented at the meeting constitutes the action of the Shareholders, unless the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law, the Declaration or by the By-Laws of the Trust requires a greater number of affirmative votes. If the Shares of any Series shall be divided into classes with a class having exclusive voting rights with respect to certain matters, the aforesaid quorum and voting requirements with respect to action to be taken by the Shareholders of the class of such Series on such matters shall be applicable only to the Shares of such class.

VOTED: That Section 11.2 of Article XI of the Declaration be, and it hereby is, amended in its entirety to read as follows:

     11.2.  Termination.
            -----------

     (a) The Trust may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares of each Series of the Trust at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than two-thirds of such Shares. Any Series may be so terminated by vote or written consent of not less than two-thirds of the Shares of such Series. Upon the termination of the Trust or any Series,

          (i) The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote.

          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property of any Series, in cash or in kind or partly each, among the Shareholders of such Series and each class of such Series, according to their respective rights taking into account the proper allocation of expenses being borne solely by any Series or any class of Shares of a Series.

     (b) After termination of the Trust or a Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust, as of the ___ day of____________, _______.



-----------------------------            ---------------------------------------
Joe Grills                               Melvin R. Seiden
P.O. Box 98                              780 Third Avenue
Rapidan, Virginia 22733                  New York, New York 10017



-----------------------------            ---------------------------------------
Walter Mintz                             Stephen B. Swensrud
1114 Avenue of the Americas              24 Federal Street
New York, New York 10036                 Boston, Massachusetts 02110


-----------------------------            ---------------------------------------
Robert S. Salomon, Jr.                   Arthur Zeikel
106 Dolphin Cove Quay                    800 Scudders Mill Road
Stamford, Connecticut 06902              Plainsboro, New Jersey 08536



     The Declaration of Trust establishing Merrill Lynch Retirement Series Trust, dated July 15, 1986, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Series Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the Trust Property only shall be liable.